                                                                     Exhibit 2.1
                            SHARE EXCHANGE AGREEMENT

     This Share Exchange Agreement (this "Agreement") is made and entered into as of the 30th day of September, 2002, by and among Micropower Generation, Inc., a Delaware corporation, as a buyer and issuer of common shares ("Micropower"); Shenzhen Acto Digital Video Tech. Co. Ltd., a Peoples Republic of China corporation, as the acquired company (the "Company"); and the majority shareholder of the Company set forth on the signature page hereto (the "Shareholder").
                                R E C I T A L S:

     A. The Shareholder owns approximately 74% of all of the issued and outstanding shares of the capital stock of the Company, as further described in
SCHEDULE  4.1  hereto  (the  "Company  Shares");

     B. The Shareholder desires to sell to Micropower, and Micropower desires to purchase from the Shareholder, the Company's Shares on the terms and subject to the conditions of this Agreement; and

     C. The respective boards of directors of the Company and Micropower have approved the execution of this Agreement and the performance of this Agreement.

     D. The parties contemplate, if ti is deemed advisable, that following the date hereof but prior to the Closing Date, Micropower may merge into a new corporation to be formed in Florida (Florida Newco) pursuant to a Plan of Merger (the "Plan of Merger") that, among other things, provides that Florida Newco will change its name to a name to be designated by the Company prior to Closing. In the event that such merger proceeds, at Closing, Florida Newco shall have all of the rights and obligations of Micropower hereunder and shall be bound by this Agreement as the successor to Micropower. In addition, all of the representations and warranties of Micropower hereunder shall become representations and warranties of Florida Newco and shall be true and correct and certified as such by Florida Newco as of the Closing Date.

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

1.     THE  EXCHANGE.

1.1 SALE AND PURCHASE OF THE COMPANY SHARES. On the terms and subject to conditions of this Agreement, at the Closing (defined below), the Shareholder shall sell, transfer, assign, convey and deliver to Micropower, free and clear of all adverse claims, security interests, liens, claims and encumbrances, and Micropower shall purchase the Company Shares from the Shareholder, such purchase and sale being herein sometimes referred to as the "Purchase." Pursuant to the Purchase, Micropower shall receive good and merchantable title to the Company Shares. At the Closing the Shareholder shall deliver, or caused to be delivered, to Micropower fully executed stock powers, stock certificates and other documents or instruments of assignment, transfer and conveyance, as are necessary in the opinion of, and satisfactory in form to, counsel for Micropower to transfer all of the Company Shares to Micropower. It is intended among the parties to this Agreement that the Purchase shall constitute a tax-free reorganization within the meaning of Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

1.2 ISSUANCE OF COMMON SHARES. In full payment for the Company's Shares, Micropower shall issue and deliver to the Shareholder in accordance with Exhibit
                                                                         -------
A, an aggregate of 4,012,500 shares of common stock of Micropower (the "Common Shares"). The Common Shares, will, when issued, be validly issued, fully paid, and nonassessable. Micropower represents and warrants to the Shareholder that the sale, issuance and delivery of the Common Shares on the terms herein contemplated has been, or will have been, duly authorized by all requisite corporate action of Micropower; and that the Common Shares to be conveyed to the Shareholder will not be subject to any charge, lien, or security interest of any kind and the issuance of the Common Shares is not subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of Micropower or any other person.

1.3 RESTRICTED STATUS OF COMMON SHARES. The Common Shares have not been registered under the United States Securities Act of 1933, as amended ("Act"), and are to be conveyed at Closing in reliance upon an exemption from registration provided under Section 4(2) of the Act and Rule 506 under the Act as well as an exemption under the applicable securities or blue sky laws of any interested state or any rules or regulations promulgated thereunder. The Shareholder acknowledges that the Common Shares will be "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration requirements is available for their resale. The prior written consent of Micropower will be necessary for any transfer of any or all of the Shares, unless the shares have been duly registered under the Act or the transfer is made in accordance with Rule 144 or another available exemption under the Act. Further, any and all certificates evidencing the Common Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

                    "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act."

1.4 CLOSING. Subject to the conditions precedent set forth herein, the closing of all transactions herein contemplated ("Closing") shall take place at a place and time mutually agreed upon by the Company, the Shareholder and Micropower (the "Closing Date"), except that the Closing Date shall not be later than October 31, 2002 unless all of the parties agree to extend the time to Close. This Agreement shall be effective and binding when signed by all parties.

1.5 FURTHER ASSURANCES. The Company, the Shareholder and Micropower agree to execute all documents and instruments and to take or to cause to be taken all actions which are necessary or appropriate to complete the transactions contemplated by this Agreement, whether before or after the Closing.

2.     CAPITALIZATION.

2.1 MICROPOWER'S CAPITALIZATION AT CLOSING. Immediately prior to the Closing, Micropower shall have issued and outstanding common stock of not more than 4,487,500 shares of common stock subject to adjustment for fractional shares and minimum 100 shares per shareholder. At the Closing, Micropower will not without the prior written consent of the Company have issued or outstanding any other shares of common or preferred stock or any other class of securities, nor any options or other rights to purchase stock or securities of Micropower, nor any instrument convertible into or Commonable for their stock except as necessary to effect the transaction described in Section 1 hereof. No shareholder of Micropower will have any preemptive right or similar right to purchase the Common Shares or other stock of Micropower. All issued and outstanding shares of the Micropower common stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws and not in violation of any preemptive rights or other statutory or contractual rights of any stockholder of Micropower. There are no voting agreements, voting trusts, buy-sell agreements, options or rights relating to the stockholders of Micropower and there are no agreements of Micropower which will survive the Closing (except this Agreement). At Closing, Micropower shall deliver to the Company a true and correct certificate showing its issued and outstanding common shares and a list of all of the shareholders of Micropower, including their names and addresses.

3.     THE  COMPANY'S  REPRESENTATIONS  AND  WARRANTIES.
     The Company hereby represents and warrants to Micropower (with respect to itself only and not with respect to any other company) that the following representations and warranties are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date.

3.1 ORGANIZATION AND STANDING. The Company is, and on the Closing Date will be, duly organized, validly existing and in good standing under the laws of the Peoples Republic of China ("China"), with all requisite power and authority to carry on the business of manufacturing digital video projectors in which it is engaged, to own the properties and assets that it owns and is duly qualified and licensed to do business and is in good standing in all jurisdictions in China and/or elsewhere where the nature of its business makes such qualification necessary.

3.2 CAPITALIZATION. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable. The Company does not have outstanding any option, warrant or similar instrument affecting its shares of capital stock and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby the Company is bound to issue shares of its capital stock or any instrument or right convertible into or Commonable for shares of its capital stock, nor does there exist any agreement or commitment of the Company relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock or security of the Company of any type or class. The Company has issued and outstanding 14,600,000 shares of common stock, of which 10,929,560 are owned by the Shareholder and are referred to herein as the "Company Shares." There are no other classes of capital stock authorized or issued. Each share of common stock of the Company carries one vote per share on all matters as to which the shareholders of the Company are entitled to vote. There are no voting agreements, voting trusts or other arrangements, agreements or provisions among the shareholders or in the organizational documents of the Company which affect voting of the shares or which create any special voting rights for any shareholders of the Company.

3.3 LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its properties or assets in any court or by or before any governmental regulatory body in Canada, the United States or China or any other country. Further, there is no proceeding before an arbitration tribunal or other forum which, if determined adversely to the Company, would materially affect its business, prospects, properties or financial condition or the Company's right to conduct its business of manufacturing digital video projectors as being conducted or expected to be conducted. There are no judgments, decrees, injunctions, writs, orders, or other mandates outstanding of any governmental or judicial entity of any country, including without limitation China, to which the Company is a party or by which it is bound or affected.

3.4 ESTOPPEL. All statements made in this Agreement, or in any Exhibit or Schedule hereto, or in any document or certificate executed and delivered herewith, by the Company is true, correct and complete as of the date of this Agreement and will be so as of the Closing Date. All statements contained in any certificate made by any official of the Company and delivered to Micropower at the Closing shall be deemed representations and warranties of the Company .

3.5 COMPLIANCE WITH LAWS AND PERMITS. To the best of its knowledge, the Company has complied in all material respects with its articles of incorporation and bylaws (each as amended to date) and other organizational documents of the Company, all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of all governmental entities or any department, agency or other instrumentality thereof, including the government of China and its respective instrumentalities, applicable to its business or properties, and it has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing. To the best of its knowledge, the Company has obtained all licenses and permits as may be required in China necessary to hold, lease and/or operate its properties or leased properties and such operations are not in violation of any such licenses or permits nor has the Company received any notification that any revocation or limitation thereof is pending or threatened.

3.6 MATERIAL TRANSACTIONS AND ADVERSE CHANGES. Except as has been disclosed in writing to Micropower, the Company has not and as of the Closing Date will not have: (i) suffered any materially adverse change in its assets (leased or owned); (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets (leased or owned), whether or not covered by insurance, which is materially adverse to the properties or business of the Company ; (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of their assets (leased or owned); or
(iv) agreed in writing or otherwise to take any action prohibited in this Section.

3.7 TAXES. All taxes of any kind under the laws and regulations of China, duties, assessments or charges levied, assessed or imposed upon the Company by any taxing authority in China or anywhere else in the world have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed except to the extent any failure thereof would not have a material adverse effect on the Company. The Company has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax assessment or liability.


3.8 CONTRACTS. Attached to this Agreement, as SCHEDULE 3.8 is a listing of all material contracts to which the Company is a party. All copies of material contracts that have been provided to Micropower have been accurately translated from Chinese to English. Except as disclosed in writing to Micropower, with respect to each material contract to which the Company is a party, including without limitation the lease pursuant to which the Company leases its plant, the Company is not in default, the contracts are legal, valid, binding, in full force and effect and enforceable in accordance with their terms, and the contracts will continue after the Closing to be legal, valid, binding, in full force and effect in accordance with their terms.

3.9 INDEBTEDNESS TO AND FROM AFFILIATES. Except as disclosed on SCHEDULE 3.9, the Company is not materially indebted to any officer, director, employee or shareholder or other affiliate thereof as of the date of this Agreement, and no material amount of money is owed to the Company by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing Date.

3.10 DOCUMENTS GENUINE. All originals and/or copies of the Company's articles of incorporation and bylaws or other organizational documents, each as amended to date, and all minutes of meetings and written consents in lieu of meetings of directors and shareholders of the Company , financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to Micropower with English translations, and such documents (including the English translations) are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material. All translations of documents shall accurately reflect the original version thereof.

3.11 FINANCIAL STATEMENTS AND RECORDS. The Company has or will deliver to Micropower prior to the Closing Date: (a) an audited consolidated balance sheet of the Company as at December 31, 2001 (including the notes thereto, collectively the "Balance Sheet"), and the related audited consolidated statements of operations and deficit for the period then ended and (b) an audited consolidated balance sheet of the Company as at month-end for the month prior to the month in which the Closing Date occurs. Such financial statements and notes shall fairly present the financial condition and the results of operations, and cash flow of the Company as at the respective date of and for the periods referred to in such financial statements, all in accordance with US GAAP.

EMPLOYEES.

     (a) There are no former Employees of the Company to which the Company has a continuing obligation under any pension or retirement plan or other employees benefit program mandated under law, nor

     (b) The Company is not currently a party to, and since its inception the Company has never been party to, any collective bargaining agreements or other labour contract covering any of its employees. Since the inception of the Company there has not been, there is not presently pending or existing, and, to the Company's knowledge, there is not threatened, any employee strike, slowdown, picketing, work stoppage, or employee grievance process. To the knowledge of the Company, there is no employee who has any plans to terminate his or her employment with the Company which would materially adversely affect the Company's operations or projected financial results.

INSURANCE.

          (a)  The  Company  has  delivered  or  will  deliver  to  Micropower:

               (i.) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the two years preceding the date of this Agreement;

               (ii.) The Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii.) The Company has paid all premiums due and has otherwise performed all of its obligations under each policy to which it is a party or that provides coverage to the Company or any director thereof.

               (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

               (v) The Company reasonably believes that it maintains insurance policies with coverage that is adequate to reasonably cover its assets (owned and leased) and, except as disclosed in Schedule 3.13, has not received any notice of a material increase in the amount of the premiums payable for such insurance policies.

3.14 NO UNDISCLOSED LIABILITIES. Except as set forth in the Balance Sheet, the Company has no material liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof.

3.15 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company and all necessary approvals of directors and the shareholder(s) of the Company will have been obtained by the Closing Date. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company, enforceable against them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

3.16 CONSENTS; APPROVALS; CONFLICT. No consent, approval, authorization or order of any court or governmental agency or other body or governmental entity is required for the Shareholder to consummate the Purchase. None of the execution, delivery, consummation or performance of this Agreement conflict with, or constitute a breach of the Company's articles of incorporation, bylaws or any note, mortgage, lease, indenture, deed of trust, lease, obligation, or other agreement or instrument to which the Company is a party.

3.17 INTELLECTUAL PROPERTY. SCHEDULE 3.17 lists all registered trademarks, trademarks, service marks, copyrights, trade names and licenses, owned or held by the Company. There are no registered trademarks, trademarks, service marks, copyrights, trade names and licenses, used by the Company except as disclosed on SCHEDULE 3.17 nor are there any such marks that are intended to be used in the Company's businesses that are not disclosed in SCHEDULE 3.17. To its knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any patent, trademark, trade name, service mark or copyright belonging to any third person, and the Company has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation. The Company owns or holds adequate licenses or other rights to use all trademarks, trade names, service marks and copyrights used in its business as now conducted.

3.18 RESTRICTIVE COVENANTS. Prior to the consummation of the Purchase, the Company shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations. Furthermore, the Company will not, without the prior written consent of Micropower, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any material indebtedness for borrowed money, (iv) make any loans or advances other than in the ordinary and usual course of business, (v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell, or deliver capital stock of the Company or purchase or otherwise acquire for value any of its stock or other securities, or (vii) mortgage, pledge, or subject to encumbrance any of its assets or properties or sell or transfer any of its assets or properties, except in the ordinary and usual course of business.

3.19        LEASED  PROPERTY.  The  Lease between the Company and Shenzhen Huale
Industrial Joint Stock Co. Ltd. (the "Plant Lease") is in good standing and there are no defaults of the Company or the landlord thereunder. The Plant Lease provides for a 5-year initial term commencing on April 1, 2001. No consent or permission is required from the landlord under the Plant Lease for the effectuation or consummation of the Purchase.

4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to Micropower that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

4.1 OWNERSHIP OF THE COMPANY SHARES. The Shareholder owns, of record and beneficially, the number of the Company Shares shown next to his name on
SCHEDULE 4.1 to this Agreement. Such Company Shares are owned by the Shareholder free and clear of all liens, claims, rights or other encumbrances whatsoever and of all options and similar rights of third persons. No third party has or at Closing will have any right of first refusal, pre-emptive right, option or similar right to acquire the shares of the Shareholder. There are no other classes of capital stock authorized or issued by the Company. Each share of common stock of the Company carries one vote per share on all matters as to which the shareholders of the Company are entitled to vote. There are no voting agreements, voting trusts or other arrangements, agreements or provisions among the shareholders or in the organizational documents of the Company which affect voting of the shares or which create any special voting rights for any shareholders of the Company.

4.2 FULL RIGHT AND LEGAL CAPACITY. The Shareholder has the full right, power and legal capacity to enter into this Agreement and sell and deliver the Company Shares to Micropower at the Closing.

4.3 SOLVENCY. The Shareholder represents and warrants that he is not now insolvent and will not be insolvent after selling and delivering the Company Shares to Micropower pursuant to the terms of this Agreement. The Common Shares to be issued by Micropower to the Shareholder at Closing represent new consideration and fair value to the Shareholder for the Company Shares, such value being at least equal to the full and fair value of the Company Shares being sold.

ACKNOWLEDGEMENTS  REGARDING  MICROPOWER  AND  THE  COMMON  SHARES.

     (a) The Company and the Shareholder understand and acknowledge that Micropower is a corporation that has never done business, has no current operations, revenues or assets, and has no full-time or professional management. After the Closing, the officers and directors of Micropower will be those officers and directors listed on SCHEDULE 4.4 hereto. The Shareholder acknowledges that the Common Shares are speculative and that the prospects and future success of Micropower depend upon the Company whose Company Shares it will own and upon management of the Company and management of Micropower after the Closing.

     (b) In connection with the issuance and delivery of the Common Shares, the Shareholder understands and acknowledges that the Common Shares have not been and will not be registered under the Act and are to be issued to the Shareholder in reliance upon an exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. Such issuance is further exempt under State securities or "blue sky" laws and regulations on the grounds that the transactions contemplated in this Agreement do not involve any public offering and the Shareholder is not a resident of any State in the United States. The Shareholder represents that he is acquiring the Common Shares for his own account, and not for the account of any other person, and not for distribution, assignment or resale to others, or for pledge or hypothecation to others, and no other person has or is intended to have a direct or indirect ownership or contractual interest in the Common Shares except as may exist or arise by operation of law. The Shareholder acknowledges that the Common Shares are "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and understands that the Common Shares must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration requirements is available for their resale. The Shareholder understands and agree that the prior written consent of Micropower will be necessary for any transfer of the Common Shares, unless the shares have been duly registered under the Act or the transfer is made in accordance with Rule 144 or another available exemption under the Act. The Shareholder further understands that every certificate issued by Micropower evidencing Common Shares will bear a legend reflecting such restriction on transfer as provided in this Agreement.

     (c) The Shareholder, alone or together with his adviser(s), has such knowledge and experience in financial, tax and business matters as to enable the Shareholder to utilize the information made available by Micropower, in connection with the Purchase, to evaluate the merits and risks of acquiring the Common Shares and to make an informed investment decision with respect thereto.

4.5 TRUE AND CORRECT INFORMATION AND MATERIAL CHANGES. All information which the Shareholder has provided or will provide to Micropower is or will be correct and complete as of the date furnished to Micropower, and, if there should be any material change in such information prior to the Closing as to the Shareholder, he will immediately provide Micropower with such information.

4.6 NO SOLICITATION. Shareholder has not been solicited by Micropower through any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

4.7 NO OTHER REPRESENTATIONS OR WARRANTIES. Except as expressly set forth in this Agreement and the Schedules and Exhibits hereto, Micropower has not made any representation or warranty to Shareholder in connection with this Agreement. The Shareholder's decision to enter into the Purchase is based upon his own independent judgment and investigation and not on any representations or warranties of Micropower other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

5. REPRESENTATIONS AND WARRANTIES OF MICROPOWER. Micropower represents and warrants to the Company and the Shareholder that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date.

5.1 ORGANIZATION AND GOOD STANDING. Micropower is, and on the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Florida. Micropower has no assets or liabilities and currently conducts no business in any state in the United States.

5.2 AUTHORIZED CAPITALIZATION. As provided in its Articles of Incorporation, the authorized capital stock of Micropower consists of 50,000,000 common shares, of which 4,487,500 shares of common stock par value $0.001 per will be issued and outstanding prior to Closing. No other shares of capital stock of Micropower are authorized or issued. There are no other classes of capital stock authorized or issued by Micropower. Each share of common stock of Micropower carries one vote per share on all matters as to which the shareholders of Micropower are entitled to vote. There are no voting agreements, voting trusts or other arrangements, agreements or provisions among the shareholders or in the organizational documents of Micropower which affect voting of the shares or which create any special voting rights for any shareholders of Micropower.

5.3 OUTSTANDING OPTIONS, WARRANTS OR OTHER RIGHTS. Micropower does not have outstanding any option, warrant or similar instrument affecting its capital stock and is not a party to, or bound by, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any kind, whether written or oral, express or implied, whereby Micropower is bound to issue shares of its capital stock nor has Micropower issued or been a party to any instrument or right convertible into or Commonable for shares of its capital stock or otherwise relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of Micropower of any type or class. Micropower shall provide to the Company a list of all holders of Micropower's common stock, the number of shares held by each and the number of each certificate held by each such shareholder, duly certified by the Secretary of Micropower. In addition, to the extent available, Micropower shall provide the mailing address of each such shareholder at Closing.

5.4 SUBSIDIARIES. Micropower has no subsidiaries and does not own shares of capital stock of any other entity.

5.5 DOCUMENTS GENUINE. All originals and/or copies of Micropower's articles of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents in lieu of meetings of shareholder, directors and committees of directors of Micropower, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to the Company or the Shareholder, are and will be true, complete, correct and unmodified originals and/or copies of such documents.

5.6 LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting Micropower in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which Micropower is a party or by which it is bound or affected.

5.7 COMPENSATION PLANS. Micropower has not authorized and does not have any stock option, stock purchase plan, dividend reinvestment plan or similar plan pursuant to which any person is entitled to acquire capital stock in Micropower or any securities convertible into or commonable for its capital stock. Provided that prior to Closing Micropower shall have adopted a Stock Option Plan in a form satisfactory to the Company and the Shareholder.

5.8 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Micropower of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, has been duly authorized by Micropower. This Agreement has been and any other agreement contemplated hereby is or will be as of the Closing Date duly executed and delivered by Micropower and constitute, and will constitute legal, valid and binding obligations of Micropower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

5.9 FINANCIAL STATEMENTS. Micropower will provide to the Company Micropower's financial books and records, such audited and unaudited financial statements, specifically to include the latest year end audited statements of Micropower beginning as of its inception, as exist and as the Company requests. All such statements shall fairly present the assets, liabilities and financial condition of Micropower as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered. For purposes of this Agreement, such statements shall include all notes thereto.

5.10 NO UNDISCLOSED MATERIAL LIABILITIES. Micropower has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), which singly or in the aggregate are material to it.

5.11 TAXES. All income, excise, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon Micropower by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed or will be so filed prior to Closing.

5.12 INDEBTEDNESS TO OR FROM AFFILIATES. Micropower is not and will not be indebted to any officer, director, employee or shareholder thereof as of the Closing Date. No money or property is owed to Micropower by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing.

5.13 SALARIES. No person receives a salary or other cash compensation from Micropower, and no person will receive a salary or other cash compensation from Micropower prior to Closing. Micropower has no employees and has never had any employees.

5.14 INSURANCE. Micropower does not now have any insurance policy in effect and will not obtain any insurance policy prior to Closing.

5.15 BOOKS, RECORDS AND ACCOUNTS. Except for the minute book and accounting and corporate records of Micropower furnished to the Company, there are no other books, records or accounts of Micropower. All bank accounts of Micropower, if any, are listed in Schedule 5.15. Micropower agrees to execute such documents as may be necessary or desirable to change the signatories on such bank accounts at or following the Closing if such accounts exist.

5.16 ESTOPPEL. All statements made herein, or in any Exhibit or Schedule hereto, or in any document or certificate executed and delivered herewith by Micropower are true, correct and complete as of the date of this Agreement and will be so as of the Closing. All statements contained in any certificate made by any officer or director of Micropower and delivered to the Company shall be deemed representations and warranties of Micropower.

5.17 CONSENTS; APPROVALS; CONFLICT. No consent, approval, authorization or order of any court or governmental agency or other body is required for Micropower to execute and perform its obligations under this Agreement. Neither the execution, delivery, consummation nor performance of this Agreement shall conflict with or constitute a breach of Micropower's articles of incorporation or bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement or instrument to which Micropower is a party or by which it is bound nor, to the best of Micropower's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over Micropower. Micropower has timely, accurately, and completely filed all reports, statements and schedules required under applicable federal and state securities laws with the U.S. Securities and Exchange Commission and all governing securities authorities, if any.

5.18 RESTRICTIVE COVENANTS. Prior to the consummation of the proposed Purchase, Micropower shall not engage in any business or activity other than attempting to consummate the Purchase and other transactions contemplated herein. Further, Micropower will not, without the prior written authorization of the Company, (i) make any changes in its capital structure, (ii) incur any liability or obligation, (iii) declare or pay any dividend or make any other distribution with respect to its capital stock, (iv) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities,

(v) make any investment of a capital nature, or (vi) enter into any contract, agreement, or other commitment.

5.19 DISCLAIMER OF FURTHER WARRANTIES. Except as expressly set forth in this Agreement and the Schedules and Exhibits hereto, neither the Company nor the Shareholder have made any other representation or warranty to Micropower in connection with the Purchase. Micropower's decision to enter into the Purchase is based upon Micropower's own independent judgment and investigation and not on any representations or warranties of the Company or the Shareholder other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

6. CONDITIONS TO OBLIGATIONS OF THE PARTIES; DELIVERIES. All obligations of the parties under this Agreement are subject to the fulfillment, prior to the Closing, of all conditions precedent and to performance of all covenants and agreements and completion of all deliveries contemplated herein, unless specifically waived in writing by the party entitled to performance or to demand fulfillment of the covenant or delivery of the documents.

6.1 DOCUMENTS TO BE DELIVERED TO MICROPOWER. At the Closing, the following documents shall be delivered to Micropower by the Company or the Shareholder, as the case may be, which documents shall be reasonably satisfactory in form and content to Micropower's counsel:

     (a) Certificates executed by an officer of the Company, dated as of the Closing Date, certifying that the representations and warranties of the Company, contained in this Agreement and the information set forth in all Schedules and Exhibits of the Company hereto are then true and correct and that the Company has complied with all agreements and conditions required by this Agreement and all related agreements to be performed or complied with by the Company.

     (b) A copy of the directors' resolution or the minutes of the meeting of the directors of the Company approving the execution and performance of this Agreement.

     (c) The certificates evidencing the Company Shares, endorsed on the reverse side for transfer or accompanied by a signed stock power in form reasonably satisfactory to Micropower.

     (d) All completed Schedules, and all Exhibits called for in this Agreement.

6.2 DOCUMENTS TO BE DELIVERED TO THE COMPANY AND THE SHAREHOLDER. At the Closing the following documents shall be delivered to the Company and the Shareholder by Micropower, which documents shall be reasonably satisfactory in form and content to the Company's counsel:

     (a)  To  the  Shareholder, stock certificates evidencing the Common Shares.

     (b) To the Company and the Shareholder, a certificate executed by an officer of Micropower dated as of the Closing Date, certifying that the representations and warranties of Micropower contained in this Agreement and the information set forth in all Schedules and Exhibits of Micropower are then true and correct and that Micropower has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

     (c) To the Company and the Shareholder, a copy of the directors' resolution or the minutes of the meeting of the directors of Micropower approving the execution and performance of this Agreement.

     (d) A complete list of shareholders of Micropower showing their respective share holdings in Micropower as of the Closing Date and showing the mailing address of each shareholder.

All completed Schedules and all Exhibits called for in this Agreement.

6.3 CONDITIONS PRECEDENT. The obligations of the parties under this Agreement are subject to the satisfaction of the following conditions (in addition to other conditions and terms of this Agreement), unless waived in writing, on or prior to the Closing:

     (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties of every party contained in this Agreement shall be in all material respects true and correct on as of the Closing Date as if made on such date.

     (b) COMPLIANCE. Micropower, the Company and the Shareholder each shall have performed all covenants and agreements, satisfied all conditions and complied with all other terms and provisions of this Agreement to be respectively performed, satisfied or complied with by it as of the Closing Date.

     (c) NO ERRORS OR MISREPRESENTATIONS. Micropower shall not have discovered any material error, misstatement or omission in, or failure of, any representation or warranty made by any of the other parties, and the Company and/or the Shareholder shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by Micropower.

     (d) DUE DILIGENCE EXAMINATION. Micropower shall have completed a due diligence examination of the Company satisfactory to Micropower covering all books, records, contracts and other documents and all financial affairs of the Company. The Company shall have completed a due diligence examination of Micropower satisfactory to the Company covering all books, records, contracts and other documents and all financial affairs of Micropower.

     (e) LEGAL MATTERS. All legal matters in connection with this Agreement and the consummation of all transactions herein contemplated, and all documents and instruments delivered in connection herewith shall be reasonably satisfactory to each party.

     (f) NO LITIGATION OR PROCEEDINGS. No injunction or restraining order of any federal or state court shall be in effect which prevents the Purchase or issuance and delivery of the Common Shares, and no lawsuit or other proceeding shall have been filed by any person prior to the Closing Date contesting or attempting to enjoin either action, and no action taken and no law shall have been passed after the date of this Agreement which prevents the Purchase or other transactions contemplated herein.

7.     OTHER  COVENANTS  OF  THE  PARTIES.  The parties agree that, prior to the
Closing:

7.1 EFFECTUATION OF THIS AGREEMENT. The parties hereto each will use their best efforts to cause this Agreement and all related agreements to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and state laws, rules and regulations in the United States and in China as may be applicable to the contemplated transactions.

7.2 RESTRICTION ON ACTION. The parties each agree that they will not do anything or carry out an act prohibited by this Agreement or any related agreement, or fail to do anything or carry out an act which he or it has undertaken to do in this Agreement or any related agreement.

7.3 ACCESS AND INFORMATION. To the extent each party deems necessary for purposes of this Agreement and the transactions contemplated hereby, the Company and Micropower each shall permit the other, their counsel, accountants and other representatives to have full access, upon reasonable notice and during regular business hours, throughout the period prior to Closing, to their equipment, assets, properties, books and records, and will cause to be furnished to the requesting party and their representatives during such period all information it or their representatives may reasonably request.

7.4 NO-SHOP PROVISION. The Company and the Shareholder on one hand and Micropower on the other hand agree that, from the date hereof until Closing or termination of this Agreement, neither will take any action, directly or indirectly, to solicit indications of interest in, or offers for, any transaction similar to the Purchase from third parties. The Company on the one hand and Micropower on the other hand agree promptly to inform each other of any offers or solicitations for a similar transaction, including the terms thereof, made by any third party, provided, that the foregoing shall not include casual oral offers or solicitations not formally considered by the Company or Micropower. Violation of any of the requirements of this paragraph shall constitute a material breach of this Agreement.

7.5 CONFIDENTIALITY. The Company and Micropower covenant that they each will not disclose any confidential information of the other obtained by them, except to their officers, directors, attorneys, accountants, and employees involved in these transactions, and only then on the condition that such individuals not disclose the information disclosed to them. Notwithstanding the foregoing, the terms of this Agreement, or of any of the transactions contemplated hereby, may be disclosed following execution hereof, with the consent of the other party. In addition, either party may disclose this Agreement or any part hereof to any third party at any time if required to do so by law, this Agreement or other contractual obligation.

7.6 ADDITIONAL ACQUISITION BY MICROPOWER. The Company and the Shareholder acknowledge and agree that the Closing of this Agreement is conditioned on the closing of the Share Purchase Agreement among Micropower (or Florida Newco as successor to Micropower), J. Paul Hines, the majority shareholder of Micropower, and Medallion Capital Corp., acting on behalf of a group of purchasers. Both closings shall occur at the same time and place to be agreed upon by all parties to both agreements. Such share purchase by the group of purchasers represented by Medallion Capital Corp. is a condition of Closing. Medallion Capital Corp. shall have no liability to any party whatsoever if such share purchase is no consummated for any reason.

8.   TERMINATION  OF  THIS  AGREEMENT.

GROUNDS  FOR  TERMINATION.  This  Agreement  shall  terminate:

     (a)  By  mutual  written  consent  of  Micropower  and  the  Company;  or

     (b)  By  mutual  consent  of  Micropower  and  the  Shareholder

     (c)  By  Micropower;  the  Shareholder  or  the  Company,  if:

          (i) all the conditions precedent to their respective obligations hereunder have not been satisfied or waived prior to the Closing Date, as it may be accelerated or extended, or if any the Shareholder refuses to close the transaction completed by this Agreement;

               (ii) any party shall have defaulted or refused to perform in any material respect under this Agreement, or if Micropower or the Company should have reasonable cause to believe there has been a material misrepresentation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either the Company or Micropower has committed any unlawful acts affecting the other party;

               (iii) the transactions contemplated in this Agreement and related agreements have not been consummated on the Closing Date, as it may be accelerated or extended, or

               (iv) either Micropower or the Company shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities in the United States or China or by another person or by reason of the commencement of a formal investigation, suit or proceeding of any kind against any of the parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

8.2 MANNER OF TERMINATION. Notice of any termination described above shall be given in writing to the other party as required in this Agreement as promptly as is practical under the circumstances. Upon a party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without further action by the parties.

8.3 SURVIVAL OF CONFIDENTIALITY PROVISIONS. Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in full force and effect except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement.

9.     MISCELLANEOUS  PROVISIONS.

9.1 ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the prior written consent of the other parties not seeking assignment, and any purported assignment without such consent shall be null and void and of no force or effect. No such assignment shall relieve the assignor of any obligations created under this Agreement.

9.2 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as expressly set forth in this Agreement.

9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

9.4 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

9.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties and covenants of all parties contained herein shall not survive the Closing, and any statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Micropower, the Shareholder or the Company , as the case may be, shall not survive the Closing.

9.6 INTERPRETATION. This Agreement shall be governed by and construed under the laws of the State of New York and shall be interpreted as if both parties participated equally in their drafting. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto", and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular provision in this Agreement, unless otherwise noted.

9.7 NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a recognized commercial courier which regularly retains their delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be:
     If  to  the  Company  or  to  Micropower  (following  the  closing):

     If  to  Company:

                         Shenzhen  Acto  Digital  Video  Tech.  Co.  Ltd.
                         Rm   2608-2616,  F/26
                         Huaneng Building, No. 28A, Shennan Zhonglu Futian Districk, Shenzhen City, 518000
                         Tel: 368-4466

     with  a  copy  to:
                         Kavinoky  &  Cook.  LLP
                         120  Delaware  Avenue
                         Buffalo,  NY,  USA  14202
                         Tel: (716)  845-6000
                         Fax: (716)  845-6474
                         Attn:  Jonathan  H.  Gardner

     If  to  Micropower  (prior  to  closing):

                         Attn.  J  Paul  Hines
                         120  Eglington  Ave.  E,  Suite  500
                         Toronto,  Ontario  M4P  1E2
                         Tel: (416)  481-9333
                         Fax: (416)  322-3129
                         ATTN:  Paul  Hines
     If   to  Shareholder:
                         Xie  Jing
                         No.  9,  Yun  jia  qiao
                         Wu   Chang  District
                         Wu   Han  City

     with  a  copy  to:  Medallion  Capital  Corp.
                         347  Bay  Street,  Suite  408
                         Toronto,  Ontario  M5H  2R7
                         Tel: (416)  865-9790
                         Fax: (416)  865-1250

9.8 NO BROKERS: Each party represents and warrants to the others and agrees that it has not employed or engaged, and will not employ or engage, any person as a finder or broker in connection with the transactions contemplated herein, and that no person is entitled to compensation as a finder or broker. Each party hereby indemnifies the other parties and holds the other parties harmless from and against any claims of any third persons claiming to have acted as a finder or broker in connection with the transactions herein contemplated, and such indemnity shall include all expenses, costs and damages arising from or related to such claims, including reasonable attorneys' fees. Nothing herein shall prevent the payment to Medallion Capital Corp. of any fees and expenses that have been agreed to separately.

9.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

9.10 PREVAILING PARTY (ATTORNEYS' FEES) CLAUSE. In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, the party or parties prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the party or parties not prevailing.

9.11 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint venturers, or that any party or their employees is the employee or agent of the other. Neither the Company, the Shareholder nor Micropower has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party to any contract, agreement, arrangement, understanding or undertaking with any third party.

9.12 NO ADVICE GIVEN. The Company and the Shareholder acknowledge and agree that they have neither asked for nor received any legal or tax advice from Micropower or its Directors or any other person associated with Micropower in regard to this Agreement or the transactions herein contemplated, and have instead relied on advice and counsel furnished by their own legal or other advisers in order to satisfy themselves as to the tax and other legal implications to them of the Purchase and issuance of the Common Shares.

9.13 EXPENSES. Except as otherwise provided in this Agreement, the Company shall bear the fees and expenses incurred in connection with their performance of their obligations as part of the transactions contemplated herein.

     IN WITNESS WHEREOF, all parties have executed this Agreement, and the Company and Micropower have initialed every preceding page hereof, as of the dates respectively indicated below.

     MICROPOWER  GENERATION,  INC.

     /s/  J  Paul  Hines
     ----------------------
     Name:  J.  Paul  Hines
     Title:  President
     Dated  this  7th  day  of  October,  2002.

     SHENZHEN  ACTO  DIGITAL  VIDEO  TECH.  CO.  LTD.

     /s/  Xie  Jing
     ----------------------
     Title:  Chairman
     Name:  Xie  Jing
     Dated  this  15th  day  of  October,  2002.


     SHAREHOLDER,

     /s/  Xie  Jing
     ----------------------
     Name:  XIE  JING
     Dated  this  15th  day  of  October,  2002.

                                    EXHIBIT A
                          TO US SHARE COMMON AGREEMENT
                  MICROPOWER SHARES TO BE DELIVERED AT CLOSING




SHAREHOLDER        ADDRESS                       NO.  OF  SHARES

Xie  Jing          No.  9,  Yun  jia  qiao       4,012,500
                   Wu  Chang  District
                   Wu  Han  City

                                  SCHEDULE 3.13

                              MATERIAL INCREASES IN
                               INSURANCE PREMIUMS


NONE

                                  SCHEDULE 3.17

                             INTELLECTUAL PROPERTY,
                                TRADEMARKS, ETC.

SEE  ATTACHMENT  -  PATENT  AND  TRADEMARKS

                                  SCHEDULE 3.8

                               MATERIAL CONTRACTS

AS  PREVIOUSLY  PROVIDED.

                                  SCHEDULE 3.9
                            SHARE EXCHANGE AGREEMENT

                        Indentures to and from affiliates
                        ---------------------------------


None

                                  SCHEDULE 4.1

                            NUMBER OF COMPANY SHARES
                            OWNED BY THE SHAREHOLDER


Xie  Jing     10,949,560  Common  Shares

                                  SCHEDULE 4.4
                            SHARE EXCHANGE AGREEMENT



               Officer and Directors to be appointed to Micropower
               ---------------------------------------------------

Xie  Jing  -  Chairman,  President  and  General  Manager
Jin  Ling  -  Director,  Assistant  General  Manager  and  CFO
Ye  Weiging  -  Director,  VP  Sales  and  Human  Resources

                                  SCHEDULE 5.15

                            MICROPOWER BANK ACCOUNTS

None